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                   23.1   CONSENT OF PRICEWATERHOUSECOOPERS LLP



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 13, 2006 relating to financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the HealthExtras, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
June 21, 2006